UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

PETROHUNTER ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-51152 (Commission File Number)	98-0431245 (IRS Employer Identification No.)

910 16th Street, Suite 208, Denver, Colorado 80202
(Address of principal executive offices)     (Zip Code)

(303) 859-6666
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

On February 11, 2015, Petrohunter Energy Corporation (the "Registrant" or the "Company") was notified by Eide Bailly, LLP ("Eide Bailly") that the firm resigned as the Registrant's independent registered public accounting firm. Other than as noted in the paragraph below, the report of Eide Bailly on the Company's consolidated financial statements for the years ended September 30, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The report of Eide Bailly on the Company's consolidated financial statements as of and for the years ended September 30, 2012 and 2011 contained explanatory paragraphs which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company had negative working capital and significant contractual obligations that raised doubt about its ability to continue as a going concern.

During the fiscal years ended September 30, 2012 and 2011, and through the interim period ended February 11, 2015, there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with Eide Bailly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Eide Bailly's satisfaction, would have caused them to make reference thereto in their reports on the Company's consolidated financial statements for such periods.

Item 9.01                          Financial Statements and Exhibits

Regulation S-K Number	Document
16.1	Letter from Eide Bailly, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
February 17, 2015	By: /s/ Martin B. Oring Martin B. Oring Chief Executive Officer

EXHIBIT INDEX

Regulation S-K Number	Document
16.1	Letter from Eide Bailly, LLP

2